Exhibit 99.1

FOR RELEASE

November 9, 2020

Acacia Research Reports Third Quarter 2020 Financial Results

Company Fully Engaged in Executing Strategic Transactions in Collaboration with Starboard

New York, NY – November 9, 2020 - Acacia Research Corporation (Nasdaq: ACTG) today reported results for the three-month period ended September 30, 2020.

Clifford Press, Chief Executive Officer, stated, “Since announcing our acquisition of the Woodford portfolio in June, we have completed dispositions that have recovered two-thirds of our purchase price. We continue to hold substantial value in the securities of public and private companies remaining in the portfolio.”

Holdings of the securities of life sciences companies in the Woodford portfolio as of September 30, 2020 include:

Public Company Securities (at market value at September 30, 2020)
Company	Ticker	Number of Shares	Value
Arix Bioscience plc [1]	LSE: ARIX	25.8 mm	$37.0 mm
Sensyne Health plc	AIM: SENS	15.2 mm	$11.4 mm
Induction Healthcare Group plc	AIM: INHC	4.2 mm	$4.0 mm
Others			$2.1 mm
Total Public Holdings			$54.5 mm

Private Company Securities (at September 30, 2020)

Company	Ownership Percentage	Value
Oxford Nanopore Technologies [2]	6%	$108.0 mm
Next 4 positions:
Immunocore [2]	5%	$31.0 mm
Viamet Pharmaceuticals [2,3]	26%
AMO Pharma [2,4]	18%
NovaBiotics [2,4]	4%

Total Private Holdings		$139.0 mm

1 To be transferred to the Company in the fourth quarter of 2020

2 Value of Oxford Nanopore Technologies securities based on observed transactions during the quarter; Remaining holdings of private company securities valued at cost.

3 To be transferred to the Company in the fourth quarter of 2020.

4 Transferred to the Company in October.

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Mr. Press added, “We are working intensively with Starboard to execute our investment strategy, leveraging our ready access to committed capital for strategic transactions borne of our expertise in corporate governance and operational restructuring.”

Al Tobia, Acacia’s Chief Investment Officer, added “We believe that structural inefficiencies in the small-cap value sector create opportunities for us. Our areas of focus remain mature technology, healthcare, industrial and certain financial services segments. We are continuing to see attractive market conditions in the IP market as well, and our team has recently completed an option agreement to add a new portfolio.”

Mr. Tobia continued, “In order to provide existing stockholders of Acacia the opportunity to invest alongside Starboard with substantially similar terms as the Senior Secured Notes and Series B Warrants issued to Starboard, today we expect to file a shelf registration statement on Form S-3 with the SEC to facilitate the rights offering and provide flexibility to the Company.”

Third Quarter 2020 Financial Summary:

•	Cash and short-term investments totaled $303.1 million at September 30, 2020, compared to $184.0 million at June 30, 2020 and $168.3 million at December 31, 2019.
•	Debt, which represents the Senior Secured Notes issued to Starboard, was $115.0 million at September 30, 2020.
•	Book value totaled $202.3 million as of September 30, 2020, compared to $175.0 million at December 31, 2019. Acacia’s current book value reflects issuance of Senior Secured Notes and liabilities associated with upfront funding of the life science portfolio acquisition, and reflects the allocated value based on U.S. GAAP of assets transferred as of September 30, 2020.
•	Gross revenues were $19.5 million.
•	General and administrative expenses for the third quarter of 2020 increased by $3.1 million or 66%, compared with the third quarter of 2019, due to business development and personnel expenses.
•	Operating loss was $2.8 million.
•	GAAP net income to common stockholders was $29.2 million, or $0.32 per diluted share, compared to a net loss of $(7.6 million), or $(0.15) per diluted share, in the third quarter last year.
•	The third quarter of 2020 reflected:
o	A net non-cash benefit of $20 million related to the change in the fair value of trading and investment securities, and securities derivatives and forward contracts; and
o	Income of $21 million related to the change in fair value of warrants and embedded derivatives.

Investor Conference Call:

The Company will host a conference call today, Monday, November 9, 2020 at 11 a.m. ET/ 8 a.m. PT to discuss these results and provide a business update.

To access the live call, please dial (877) 407-0778 (U.S. and Canada) or (201) 689-8565 (international). The conference call will also be simultaneously webcasted on the investor relations section of the Company’s website at http://acaciaresearch.com under the News & Events tab. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website for at least 30 days.

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About Acacia Research Corporation

Founded in 1993, Acacia Research Corporation (ACTG) invests in Intellectual Property Assets and partners with inventors and patent owners to realize the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the ability to successfully implement our strategic plan, the ability to successfully develop licensing programs and attract new business, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general, general economic conditions, including the impact of the COVID-19 pandemic and the success of our investments. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and any amendments to the forgoing, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter. This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur from period to period.

Acacia Research Investor Contact:

FNK IR

Rob Fink, 646-809-4048

rob@fnkir.com

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ACACIA RESEARCH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Revenues	$19,466	$1,711	$25,399	$10,558

Portfolio operations:
Inventor royalties	5,772	776	6,843	4,752
Contingent legal fees	6,609	35	6,855	587
Litigation and licensing expenses - patents	1,001	987	3,497	6,643
Amortization of patents	1,174	863	3,522	2,337
Other portfolio expenses (income)	–	(475)	(308)	175
Total portfolio operations	14,556	2,186	20,409	14,494
Net portfolio income (loss)	4,910	(475)	4,990	(3,936)
General and administrative expenses	7,692	4,630	18,089	12,048
Operating loss	(2,782)	(5,105)	(13,099)	(15,984)

Other income (expense):
Change in fair value of investment, net	(3,081)	(4,266)	3,704	9,622
Loss on sale of investment	–	(915)	(2,762)	(8,147)
Impairment of other investment	–	–	–	(8,195)
Gain on disposal of other investment	–	2,000	–	2,000
Change in fair value of the Series A and B warrants and embedded derivatives	20,672	–	(46,612)	–
Change in fair value of equity securities derivative and forward contract	(64,011)	–	17,542	–
Gain on sale of prepaid investment and derivative	2,845	–	2,845	–
Change in fair value of trading securities and equity securities - private	84,499	(482)	81,907	132
Gain (loss) on sale of trading securities	2,737	238	(4,272)	226
Loss on foreign currency exchange	(48)	(106)	(4,938)	(106)
Interest expense on Senior Secured Notes	(2,410)	–	(3,178)	–
Interest income and other	10	1,028	811	3,012
Total other income (expense)	41,213	(2,503)	45,047	(1,456)

Income (loss) before income taxes	38,431	(7,608)	31,948	(17,440)

Income tax benefit (expense)	(83)	–	1,257	(323)

Net income (loss) including noncontrolling interests in subsidiaries	38,348	(7,608)	33,205	(17,763)

Net loss attributable to noncontrolling interests in subsidiaries	–	–	–	14

Net income (loss) attributable to Acacia Research Corporation	$38,348	$(7,608)	$33,205	$(17,749)

Net income (loss) attributable to common stockholders - basic	$30,529	$(7,608)	$24,838	$(17,749)

Basic net income (loss) per common share	$0.63	$(0.15)	$0.51	$(0.36)
Weighted average number of shares outstanding - basic	48,467,885	49,828,361	48,949,706	49,727,385

Net income (loss) attributable to common stockholders - diluted	$29,204	$(7,608)	$21,380	$(17,749)

Diluted net income (loss) per common share	$0.32	$(0.15)	$0.36	$(0.36)
Weighted average number of shares outstanding - diluted	90,624,702	49,828,361	60,153,773	49,727,385

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ACACIA RESEARCH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	September 30,	December 31,
	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$162,564	$57,359
Trading securities - debt	–	93,843
Trading securities - equity	24,471	17,140
Equity securities - private	116,009	–
Equity securities derivative	17,818	–
Equity securities forward contract	340	–
Prepaid investment	42,900	–
Accounts receivable	263	511
Prepaid expenses and other current assets	1,685	2,912
Total current assets	366,050	171,765

Long-term restricted cash	35,000	35,000
Investment at fair value	982	1,500
Patents, net of accumulated amortization	18,071	7,814
Leased right-of-use assets	1,101	1,264
Other non-current assets	5,311	818
Total assets	$426,515	$218,161

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,707	$1,765
Accrued expenses and other current liabilities	4,849	7,265
Accrued compensation	2,595	507
Royalties and contingent legal fees payable	14,230	2,178
Senior Secured Notes Payable - short-term	113,933	–
Total current liabilities	138,314	11,715

Series A warrant liabilities	5,604	3,568
Series A embedded derivative liabilities	25,682	17,974
Series B warrant liabilities	42,796	–
Long-term lease liabilities	1,101	1,264
Other long-term liabilities	593	593
Total liabilities	214,090	35,114

Series A redeemable convertible preferred stock, par value $0.001 per share; stated value $100 per share; 350,000 shares authorized, issued and outstanding as of September 30, 2020 and December 31, 2019, respectively; aggregate liquidation preference of $35,000 as of September 30, 2020 and December 31, 2019, respectively	10,134	8,089

Stockholders' equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued or outstanding	–	–
Common stock, par value $0.001 per share; 300,000,000 shares authorized; 49,279,453 and 50,370,987 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	49	50
Treasury stock, at cost, 4,604,365 and 2,919,828 shares as of September 30, 2020 and December 31, 2019, respectively	(43,270)	(39,272)
Additional paid-in capital	650,130	652,003
Accumulated deficit	(406,451)	(439,656)
Total Acacia Research Corporation stockholders' equity	200,458	173,125

Noncontrolling interests	1,833	1,833

Total stockholders' equity	202,291	174,958

Total liabilities, redeemable convertible preferred stock, and stockholders' equity	$426,515	$218,161

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